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                                                                   EXHIBIT 10.22

                                  AMENDMENT TO
                           EMPLOYMENT LETTER AGREEMENT

     This Amendment ("AMENDMENT") to the Executive Employment and Non-Competition Agreement effective May 9, 2002 ("AGREEMENT") between United Industries Corporation, a Delaware corporation, or any successors or assigns thereof (collectively, the "COMPANY") and Steven Schultz ("EXECUTIVE") is entered into as of the ______day of November, 2003 ("EFFECTIVE DATE") Certain capitalized terms used herein are as defined in the Agreement.

     The Company and Executive desire to amend the Agreement pursuant to the terms and conditions set forth below.

     Executive and the Company, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, and intending to be legally bound, hereby amend the Agreement as of the Effective Date in the following respects:

     1.   For purposes hereof, the term "Sale" shall mean:

     (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of (a) the Company or (b) the surviving entity in any reorganization, merger or consolidation (each an "Acquisition") involving the Company (any such entity referred to herein as the "Corporation") where such Acquisition causes such Person to own more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors, other than acquisitions by the Thomas H. Lee Company or its affiliates;

     (b) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company;

     (c) the acquisition by a third party not affiliated with the Company of all or substantially all of the Company's assets; or

     (d) individuals who constitute the Board on the date of the Company's initial public sale of equity securities registered under the Securities Act (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board thereafter. Any person becoming a director subsequent to such date whose, election, or nomination for election, is, at any time, approved by a vote of at least a majority of the directors comprising the Incumbent Board shall be considered a member of the Incumbent Board.

     2. During the term of the Agreement, if a "Sale" of the Company shall occur, as the term Sale is defined in Section 1 of this Amendment, and if Executive's employment with the Company is terminated by the Company without cause as set forth in Section 14(a) of the Agreement, during the twelve (12) month period following such Sale, then in lieu of the severance provisions set forth in Section 14(a) of the Agreement, UIC will pay Executive:

     (a)  base salary accrued through Executive's date of termination;

     (b) accrued incentive compensation determined in accordance with the Company's incentive compensation plan in effect on the termination date, on a pro-rata basis for the fiscal year in which the termination occurs, and

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     (c)  a severance payment equal to twenty-four (24) months of Executive's base salary in effect as of the date of termination, payable in twenty-four (24) equal consecutive monthly installments, beginning on the last day of the month following the month in which Executive's employment terminates, provided that:

          (i) prior to the Company's commencing such payments, Executive signs a general release of UIC in a form reasonably acceptable to the Company; and

          (ii) any provision of Executive's current Noncompetition and Nonsolicitation covenants, as set forth in Sections 5 of the Agreement, to the contrary notwithstanding, Executive agrees that he shall continuously abide by such covenants for twenty-four (24) months from the date his employment terminates by reason of such Sale.

     3. This Amendment shall terminate on and concurrent with the termination date of the Agreement, or on the third anniversary of the Closing of the transaction contemplated by the Merger Agreement dated May 3, 2002 between Schultz Company and the Company, or on May 9, 2005.

     4. Except as otherwise specifically modified above, all other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the aforesaid Effective Date.

UNITED INDUSTRIES CORPORATION       EXECUTIVE

BY:
   -----------------------------    -----------------------------
   Robert L. Caulk                  Steven Schultz
   Chairman, CEO and President